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                                                                 EXHIBIT 23.18

[BEERS, HAMERMAN & COMPANY, P.C. LETTERHEAD]


The Board of Directors
Drs. Feingold and Rappaport, P.C.
380 Boston Post Road
Orange, CT 06477


The audits referred to in our report dated November 20, 1996, included the related financial statement schedules as of December 31, 1994, December 31, 1995, and August 31, 1996, and for the years ended December 31, 1994 and 1995 and the eight month period ended August 31, 1996, included in the registration statement (or, incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic (consolidated) financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Beers Hamerman & Company, P.C.


New Haven, Connecticut
January 28, 1997